                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

NAME                                                JURISDICTION OF ORGANIZATION
----                                                ----------------------------
Behavioral Acquisition Corp.                        DE
Decker Acquisition Corp.                            DE
Howard Acquisition Corp.                            DE
LSS Acquisition Corp.                               DE
MOHR Acquisition Corp.                              DE
Star Acquisition Corp.                              DE
Novations Acquisition Corp.                         DE


None of the registrant's subsidiaries currently does business under any name other than the name listed above.